Exhibit 10.19

CLIFFORD CHANCE

EXECUTION VERSION

FRANCE COATINGS CO.

as Pledgor

and

BARCLAYS BANK PLC

as Notes Foreign Collateral Agent

and

DUPONT PERFORMANCE COATINGS FRANCE SAS

as Securities Account Holder

SECURITIES ACCOUNT PLEDGE AGREEMENT

(ACTE DE NANTISSEMENT DE COMPTE DE TITRES FINANCIERS)

in relation to the shares issued by Dupont Performance

Coatings France SAS

Dated 26 April 2013

TABLE DES MATIERES

Article Page

Definitions and Interpretation 2

Agreement to Pledge 5

Creation of the Pledge 6

Voting Rights and Cash Distributions 7

Repayment or Redemption of Pledged Securities 8

Further Assurance 8

Term, Remedies and Release of the Pledge 8

Pledgor’s Representations and Undertakings 10

Effectiveness of Collateral 11

Expenses and Indemnity 12

Application of Proceeds 12

Assignment 12

Notices 13

Governing Law 14

Jurisdiction 14

Schedule 1 Form of Statement of Pledge over a Financial Securities Account 16

Schedule 2 Form of Certificate of Pledge of Securities Account 22

Schedule 3 Form of Pledge Certificate of Cash Account 26

Schedule 4 Form of Notice of the Occurrence of an Enforcement Event 30

SECURITIES ACCOUNT PLEDGE AGREEMENT

(ACTE DE NANTISSEMENT DE COMPTE DE TITRES FINANCIERS)

in relation to the shares issued by Dupont Performance Coatings France SAS

BETWEEN:

(1) FRANCE COATINGS CO., a company incorporated as a societe par actions simplifiee under the laws of France, the registered office of which is at 1, all& de Chantereine, 78711 Mantes la Ville, France, and registered with the commercial and companies registry of Versailles under number 790 636 294 (the “Pledgor”),

ON THE FIRST PART,

(2) BARCLAYS BANK PLC, a company incorporated under the laws of the United Kingdom and registered in England, the registered office of which is at 1 Churchill Place, London E14 5HP, England, and registered under number 1026167, acting as notes foreign collateral agent on the terms and conditions set out in the Intercreditor Agreement (as defined below) (the “Notes Foreign Collateral Agent”, which expression shall include any person for the time being appointed as notes foreign collateral agent or as an additional notes foreign collateral agent for the purpose of, and in accordance with, the Intercreditor Agreement),

ON THE SECOND PART,

AND

(3) DUPONT PERFORMANCE COATINGS FRANCE SAS, a company incorporated as a societe par actions simplifiee under the laws of France, the registered office of which is at 1, all& de Chantereine, 78711 Mantes la Ville, France, and registered with the commercial and companies registry of Versailles under number 778 150 706, as Securities Account Holder (as defined below).

ON THE THIRD PART,

(the Pledgor, the Notes Foreign Collateral Agent and the Securities Account Holder being collectively referred to as the “Parties” and, individually, a “Party”).

WHEREAS:

(A) Pursuant to the Credit Agreement (as defined below), the Lenders (as defined in the Credit Agreement) have agreed to make available to the Borrowers (as defined in the Credit Agreement) certain facilities in an aggregate amount of USD 2,700,000,000 and EUR 400,000,000 on the terms and conditions set out in the Credit Agreement and for the purposes therein mentioned.

(B) Pursuant to a secured notes indenture dated as of February 1, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time), by and among

U.S. Coatings Acquisition Inc., a Delaware corporation (the “U.S. Co-Issuer”), and Flash Dutch 2 B.V., a private company with limited liability incorporated under the laws of the Netherlands with corporate seat in Amsterdam, the Netherlands (the “Dutch Co-Issuer” and, together with the U.S. Co-Issuer, the “Issuers”), the Guarantors from time to time party thereto, including the Pledgor, and Wilmington Trust, National Association, as trustee and collateral agent (the “Secured Notes Indenture”), EUR 250,000,000 5.750% senior secured notes due 2021 are issued by the Issuers.

(C) Pursuant to section 5.17.(h) (Parallel Debt) of the Intercreditor Agreement (as defined below), the Pledgor has undertaken to pay the Notes Foreign Collateral Agent as a separate and independent obligation an amount equal to, and in the currency of, each amount owed by it to the Credit Agreement Secured Parties (as defined in the Intercreditor Agreement) and/or the Indenture Secured Parties (as defined in the Intercreditor Agreement) under the Credit Documents (as defined below).

(D) As security for the due performance of the Secured Obligations (as defined below), the Pledgor has agreed to grant to the Notes Foreign Collateral Agent a pledge over the Pledged Account (as defined below) subject to the terms of this Agreement (as defined below) (the “Securities Account Pledge Agreement”) and the related Statement of Pledge (as defined below).

IT HAS BEEN AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1 Terms defined in the Credit Agreement, the Secured Notes Indenture or the Intercreditor Agreement shall, unless otherwise defined in this Agreement, have the same meaning when used in this Agreement and in addition:

“Agreement” means this pledge agreement including any amendment, supplemental agreement or novation of the said pledge.

“Cash Account” means the special bank account opened in the name of the Pledgor with the Cash Account Holder under IBAN reference FR7611689007000065739101880 and which, pursuant to article L.211-20 of the French Code monetaire et financier, forms part of the Pledged Account.

“Cash Account Holder” means Citibank International plc, Paris Branch, located 1-5, rue Paul Cezanne, 75008 Paris, France in its capacity as holder (teneur de compte) of the Cash Account.

“Cash Distributions” means all amounts payable in respect of the Pledged Securities (fruits et produits), such as dividends paid in cash (dividendes en numeraire), distributions of reserves, interest, redemption proceeds and other income paid in cash.

“Certificate of Pledge” means a certificate in the form set out in Schedule 2 (Form of Certificate of Pledge of Securities Account).

“Certificate of Pledge of Cash Account” means a certificate in the form set out in Schedule 3 (Form of Pledge Certificate of Cash Account).

“Company” means Dupont Performance Coatings France SAS, a company incorporated as a societe par actions simplifige under the laws of France, the registered office of which is at 1, allee de Chantereine, 78711 Mantes la Ville, France, and registered with the commercial and companies registry of Versailles under number 778 150 706.

“Credit Agreement” means the USD 2,700,000,000 and EUR 400,000,000 credit agreement dated as of 1 February 2013 (as it may hereafter be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)) among Flash Dutch 2 B.V. and U.S. Coatings Acquisition Inc., as Borrowers, Flash Dutch 1 B.V., as Holdings, Coatings Co. U.S. Inc., as U.S. Holdings, Barclays Bank PLC, as administrative agent and collateral agent, and the other parties thereto.

“Credit Documents” has the meaning given to such term in the Intercreditor Agreement.

“Enforcement Event” means either:

(a)	the occurrence of an Event of Default which is continuing in respect of which a declaration has been made by the Administrative Agent in accordance with section 8.02 (Remedies Upon Event of Default) of the Credit Agreement; or

(b)	a payment default constituting an Event of Default which is continuing in respect of any amount due with regard to the Secured Obligations which has not been cured or waived and notice has been given by the Administrative Agent to the relevant Obligor.

“Event of Default” has the meaning given to such term in the Intercreditor Agreement.

“Intercreditor Agreement” means the intercreditor agreement dated as of February 1, 2013 (as it may hereafter be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time) among, amongst others, Barclays Bank PLC as bank collateral agent and as notes foreign collateral agent, Wilmington Trust, National Association as notes collateral agent, each grantor party thereto and each additional agent from time to time party thereto.

“Pledge” means the pledge created over the Pledged Account pursuant to the Pledge Documents.

“Pledge Documents” means collectively this Agreement and the Statement of Pledge. “Pledged Account” means the Securities Account together with the Cash Account. “Pledged Assets” means the Pledged Securities together with any Cash Distributions.

“Pledged Securities” means all financial securities standing to the credit of the Securities Account from time to time during the term of this Agreement.

“Secured Obligations” has the meaning given to the term “Obligations Garanties” in the Statement of Pledge.

“Secured Party” has the meaning given to the term “Criancier Nanti” in the Statement of Pledge.

“Securities” means any securities (or splitting of securities) representative of a portion of the share capital of the Company or giving rights immediately or in the future, by means of conversion, exchange, reimbursement, presentation of a warrant or in any manner whatsoever, to the attribution of securities representative of a portion of the share capital of the Company.

“Securities Account” means the securities account (compte de titres financiers) opened and maintained by the Securities Account Holder in its books in the name of the Pledgor.

“Securities Account Holder” means the Company in its capacity as holder (teneur de compte) of the Securities Account.

“Statement of Pledge” means a statement of pledge over the Pledged Account in the form set out in Schedule 1 (Form of Statement of Pledge over a Financial Securities Account).

1.2 Terms defined in the Credit Agreement, the Secured Notes Indenture or the Intercreditor Agreement

In the event of any inconsistency between this Agreement and the Intercreditor Agreement, then (to the extent permitted by law and notwithstanding the terms of the Credit Agreement or the Secured Notes Indenture) the Intercreditor Agreement shall prevail. Notwithstanding any provision to the contrary in this Agreement, if any intercreditor agreement is entered into in accordance with Section 9.11 of the Credit Agreement or Section 9.1 of the Secured Notes Indenture (including the Intercreditor Agreement), in the event of any conflict or inconsistency between the provisions of such intercreditor agreement (including the Intercreditor Agreement) and this Agreement, the provisions of such intercreditor agreement (including the Intercreditor Agreement) shall prevail.

In the event of any inconsistency between this Agreement and any Credit Document other than the Credit Agreement, the Secured Notes Indenture and the Intercreditor Agreement, then this Agreement shall prevail.

1.3 Construction

1.3.1 Unless a contrary indication appears, any reference in this Agreement to:

(a) the “Notes Foreign Collateral Agent”, any “Party” or any “Secured Party”, shall be construed so as to include its successors in title, permitted assignees and permitted transferees and, in the case of the Notes Foreign Collateral Agent, any person for the time being appointed as notes foreign collateral agent in accordance with the Credit Agreement or the Intercreditor Agreement;

(b) “authorisation” means an authorisation, consent, approval, licence, exemption, filing, notarisation or registration;

(c) “assets” includes present and future properties, revenues and rights of every description;

(d) “corporate reconstruction” includes in relation to any company any contribution of part of its business in consideration of shares (apport partiel d’actin and any demerger (scission) implemented in accordance with articles L.236-1 to L.236-24 of the French Code de commerce;

(e) a “Credit Document” or any other agreement or instrument is a reference to that Credit Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time;

(f) a “financial security” or “financial securities” means any titres financiers as defined in article L. 211-1 II of the French Code monetaire et financier;

(g) a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership grouping (whether or not having separate legal personality);

(h) a “security interest” includes any type of security (siireti reelle) and transfer by way of security;

(i) a “successor” of a person includes its permitted assignees and permitted transferees, in each case, so long as such assignee or transferee is appointed in accordance with the Credit Agreement, Secured Notes Indenture and Intercreditor Agreement, as applicable, persons subrogated to its rights and any person who, under the laws of its jurisdiction of incorporation or domicile, succeeds to its rights and obligations under this Agreement or any other Credit Document by operation of law (in particular by virtue of a fusion or apport partiel d’actif); and

(j) a provision of law is a reference to that provision as amended or re-enacted.

1.3.2 Clause and Schedule headings are for ease of reference only.

1.3.3 An Event of Default is “continuing” if it has not been remedied or waived.

2.	AGREEMENT TO PLEDGE

2.1 As security for the full repayment, discharge and performance of the Secured Obligations, the Pledgor hereby agrees to grant in favour of the Notes Foreign Collateral Agent, a pledge (nantissement) of the Pledged Account.

2.2 In accordance with article L.211-20 of the French Code monetaire et financier, the Pledge extends to:

2.2.1 any securities credited to the Securities Account from time to time after the execution of the Statement of Pledge (and such securities will be deemed to be part of the Pledge and will be treated as Pledged Securities from the date of execution of the Statement of Pledge);

2.2.2 all securities to which the Pledge extends by reason of their having been substituted for, or added to, the Pledged Securities (including by reason of the transformation, merger or other similar operation affecting the Company); and

2.2.3 the Cash Distributions.

2.3 The Pledgor shall cause the Securities Account Holder, and the Securities Account Holder undertakes accordingly, to credit to the Securities Account:

2.3.1 all shares issued by the Company of which it becomes the owner so that at all times during the term of this Agreement, 100% of its participation in the share capital of the Company held by the Securities Account Holder is always subject to this Pledge; and

2.3.2 more generally all Securities, other than shares, issued by the Company, of which it becomes the owner other than any such shares not required to be pledged pursuant to the Credit Agreement and the Secured Notes Indenture.

3.	CREATION OF THE PLEDGE

3.1 On the date of this Agreement, the Pledgor shall execute the Statement of Pledge and deliver to the Notes Foreign Collateral Agent an original copy of the same.

Promptly upon execution of this Agreement, the Pledgor shall also deliver (i) to the Securities Account Holder an original copy of the Statement of Pledge and (ii) to the Cash Account Holder a copy of the Statement of Pledge and a copy of this Agreement, and shall (x) cause the Securities Account Holder, who hereby agrees, and (y) instruct the Cash Account Holder, as applicable, to:

3.1.1 open and identify the Securities Account;

3.1.2 open and identify the Cash Account;

3.1.3 credit to the Securities Account the Pledged Securities existing at the date hereof, being 108,892 shares of the issued share capital of the Company;

3.1.4 promptly deliver to the Notes Foreign Collateral Agent a Certificate of Pledge of those initially Pledged Securities;

3.1.5 promptly deliver to the Notes Foreign Collateral Agent a Certificate of Pledge of Cash Account.

3.2 Promptly upon becoming owner of any shares or other Securities referred to in Clause 2.3 the Pledgor shall cause the Securities Account Holder, who hereby agrees, to credit such shares or other Securities to the Securities Account; and

3.2.1 promptly deliver to the Notes Foreign Collateral Agent a Certificate of Pledge of those subsequently Pledged Securities.

3.3 The Securities Account Holder shall take all necessary steps so that (i) the Pledge over the Securities Account and (ii) the Pledged Securities credited in the Securities Account, are recorded in the Company’s register of shareholders.

4.	VOTING RIGHTS AND CASH DISTRIBUTIONS

4.1 Use of voting rights

In any appropriate shareholders’ meeting the Pledgor shall be entitled to vote for any resolution in a way which it sees fit, provided, however, that the Pledgor will not exercise or refrain from exercising any such right in a manner prohibited by the Credit Documents

4.2 Cash Distributions

Until the term of the Pledge, all Cash Distributions denominated in any currency arising from the Pledged Securities from time to time shall immediately be credited by the Securities Account Holder to the Cash Account, which the Securities Account Holder agrees to do.

4.1.1 Availability of Cash Distributions prior to an Enforcement Event

Prior to the occurrence of an Enforcement Event and in respect of which a notice has been served in accordance with Clause 4.1.2 (Unavailability of Cash Distributions after an Enforcement Event), the Pledgor shall be free, subject to the terms of the Credit Documents and Clause 5 (Repayment or Redemption of Pledged Securities), to use any amounts standing to the credit of the Cash Account, provided however that the Cash Account may never present a debit balance.

4.1.2 Unavailability of Cash Distributions after an Enforcement Event

Upon the occurrence of an Enforcement Event, the amounts standing to the credit of the Cash Account will become unavailable to the Pledgor. To that effect, the Notes Foreign Collateral Agent will be entitled (and the Pledgor hereby expressly gives irrevocable mandate to the Notes Foreign Collateral Agent to that effect) to notify the same to the Cash Account Holder and the Pledgor by notice, a form of which is set out in Schedule 4 (Form of Notice of the Occurrence of an Enforcement Event), requesting the Cash Account Holder to freeze the Cash Account, until a notice to the contrary is received from the Notes Foreign Collateral Agent (upon such Enforcement Event being remedied or waived, at the satisfaction of the Notes Foreign Collateral Agent), or until the Notes Foreign Collateral Agent requests the transfer to its benefit of the amounts standing to the credit of the Cash Account in accordance with Clause 7.2 (Remedies upon Enforcement Event).

If an Enforcement Event referred to in Clause 4.1.2 (Unavailability of Cash Distributions after an Enforcement Event) above has been remedied or (for any reason whatsoever) ceased to exist to the satisfaction of the Notes Foreign Collateral Agent or if it has been waived in writing, the Notes Foreign Collateral Agent shall promptly notify the same to the Cash Account Holder and to the Pledgor, and the provisions of Clause 4.1.1 (Availability of Cash Distributions prior to an Enforcement Event) above shall apply.

5.	REPAYMENT OR REDEMPTION OF PLEDGED SECURITIES

Any amounts resulting from the repayment or redemption of any Pledged Securities permitted under any Credit Document, and more generally, any amounts paid to the Pledgor which represent, by way of substitution or replacement, all or a portion of Pledged Securities, shall immediately be credited to the Cash Account.

6.	FURTHER ASSURANCE

6.1 Covenant for further assurance

The Pledgor shall, at its own cost, promptly do all such acts or execute all such documents as the Notes Foreign Collateral Agent may reasonably require (and in such form as the Notes Foreign Collateral Agent may reasonably require):

6.1.1 to perfect the Pledge created or intended to be created under or evidenced by the Pledge Documents;

6.1.2 for the exercise of any rights, powers and remedies of the Notes Foreign Collateral Agent, provided by or pursuant to the Credit Documents or by law; and

6.1.3 following an Enforcement Event, to facilitate the enforcement of the Pledge, without such operation constituting in any manner a novation of the rights or security granted under the Pledge Documents.

The Pledgor shall take all such action reasonably requested by the Notes Foreign Collateral Agent (including making all filings and registrations) necessary for the purpose of the creation, perfection, protection or maintenance of the Pledge conferred or intended to be conferred on the Notes Foreign Collateral Agent by or pursuant to the Pledge Documents.

7.	TERM, REMEDIES AND RELEASE OF THE PLEDGE

7.1 Term of the Pledge

The Pledge will remain in full force and effect until such date as the Secured Obligations shall be released in accordance with the provisions of the Intercreditor Agreement. At the request of the Pledgor made after that date, the Notes Foreign Collateral Agent will, at the cost of the Pledgor, promptly execute any documents necessary to release the Pledge.

7.2 Remedies upon Enforcement Event

7.2.1 Exercise of its rights by the Notes Foreign Collateral Agent

At any time after the occurrence of an Enforcement Event, provided that all or part of the Secured Obligations have become due and payable (creance certaine, liquide et exigible) and after a period of three (3) clear days (fours francs) (the last day of such period being the “Transfer Date”) starting on the date on which a written notice (mise en demeure), complying with the provisions of paragraph V of article L.211-20 of the French Code monetaire et financier and of articles D. 211-11 et seq. of the same code, has been sent by recorded delivery to the Pledgor with a copy to the Securities Account Holder and the Cash Account Holder, and if payment in full of the relevant Secured Obligations has not occurred within such period:

(a) the Notes Foreign Collateral Agent will become the owner of the Pledged Securities; and

(b) the Notes Foreign Collateral Agent may transfer to it the amounts standing to the credit of the Cash Account, up to the amount of the Secured Obligations.

The value of the Pledged Securities will be estimated at the Transfer Date by an expert appointed jointly by the Pledgor and the Notes Foreign Collateral Agent without delay, and in any event within eight (8) days following the Transfer Date, on the list of experts listed on the register of the Court of Appeal of Paris (liste des experts pres la Cour d’appel de Paris), under section “Economie et Finance”, sub-section “Comptabilite” or “Finances” and the specialisation of which is the valuation of shares (“evaluation de droits sociaux — fusions, scissions et apports”), or any list coming to replace such list.

If the Parties fail to agree on the name of the expert within this period, the expert will be nominated by the President of the Commercial Court of Paris (Tribunal de commerce de Paris) (statuant en la forme des referes) in accordance with the terms of article 1843-4 of the French Code civil, to whom any of the Parties has referred the matter. In all cases, the determination of the expert (the “Valuation”) shall be final and binding on the Parties.

The Parties shall cooperate with the Notes Foreign Collateral Agent in connection with any steps necessary for the appointment of an expert and the enforcement of the Notes Foreign Collateral Agent’s rights pursuant to the provisions of article 2348 of the French Code civil and this Clause 7.

7.2.2 Rights of the Notes Foreign Collateral Agent discretionary

The Notes Foreign Collateral Agent may elect to exercise, or not, at the time of its choice and at its discretion, the rights conferred upon it by this Clause 7.2 as well as all other rights or actions in relation to the Pledged Assets as may then be permitted by applicable law in France. In particular, in respect of the Pledged Securities, the Notes Foreign Collateral Agent may elect at its choice not to exercise the rights conferred upon it by paragraph 7.2.1 but rather to request the public sale (vente publique) of the Pledged Securities pursuant to article L.521-3 of the French Code de commerce, or the attribution by a court of the Pledged Securities pursuant to article 2347 of the French Code civil.

7.2.3 The amount of the Secured Obligations due and payable by the Pledgor as at the Transfer Date (or any other date of transfer occurring in accordance with this Clause 7.2), will be reduced by the aggregate amount corresponding to the Valuation of the Pledged Securities and the cash held on the Cash Account of which the ownership has been transferred to the Notes Foreign Collateral Agent as set forth above.

If such aggregate amount exceeds the amount of the Secured Obligations due and payable as at the Transfer Date, the difference between those two amounts shall be paid by the Notes Foreign Collateral Agent to the Pledgor no later than thirty (30) days following the receipt by the Notes Foreign Collateral Agent of the Valuation sent by the aforementioned expert.

8.	PLEDGOR’S REPRESENTATIONS AND UNDERTAKINGS

The Pledgor makes, on the date hereof, the following representations to, and gives the following undertakings to the benefit of, the Notes Foreign Collateral Agent and acknowledges that the Notes Foreign Collateral Agent has become a party to this Agreement in reliance on these representations and undertakings.

8.1 Representations

8.1.1 Ownership of Pledged Assets

It is the sole legal owner of all the Pledged Assets and has not created any other nantissement (pledge) and has not sold or disposed of, or granted any options or pre-emption rights in respect of any of its rights, in the Pledged Assets (to the extent prohibited under the Credit Documents).

8.1.2 Shares fully paid up

The 108,892 shares of the Company initially pledged and listed in the Statement of Pledge are fully paid up and represent 100% of the issued share capital of the Company.

8.1.3 No limitations to transferability of the Pledged Securities

There is in the constitutive documents (statuts) of the Company, or in any other corporate document or in any shareholder agreement or any other agreement between shareholders and third parties, no restriction on the transfer or the registration of the transfer of the Pledged Securities (such as for instance pre-emption clauses (clauses de preemption) or approval clauses (clauses d’agrement) or clauses prohibiting the transfer of the Pledged Securities for a given waiting period).

8.1.4 Reiteration

The representations set out in this Clause 8.1 are deemed to be made by the Pledgor by reference to the facts and circumstances then existing on the date of this Agreement (unless any such representation relates to an earlier date, in which case, such representation is deemed to be made by the Pledgor by reference to the facts and circumstances then existing on such earlier date) and are deemed to be repeated in accordance with the provisions of the Credit Agreement.

8.2 Undertakings

The undertakings in this Clause 8.2 remain in force from the date of this Agreement for so long as this Agreement or the Pledge is in force.

8.2.1 Shares fully paid up

The Pledgor shall pay all amounts due and payable by it in respect of any new shares issued by the Company which it subscribes, as and when requested to do so by the appropriate shareholders’ meeting resolution or president’s decision.

8.2.2 Claims

The Pledgor shall take all reasonable necessary steps to defend its rights in respect of the Pledged Assets against any claim or demand of any person in order to protect the rights of the Notes Foreign Collateral Agent over the Pledged Assets, and shall inform the Notes Foreign Collateral Agent promptly after becoming aware of the same of any such claim or demand.

8.2.3 Pledged Account

The Pledgor shall not close or transfer:

(a) the Securities Account unless a new Securities Account Holder has been approved by the Notes Foreign Collateral Agent and has agreed in writing to be bound by the terms of this Agreement;

(b) the Cash Account unless a new Cash Account Holder has been approved by the Notes Foreign Collateral Agent, it being specified that, in both cases, any transfer of the Securities Account to a new Securities Account Holder or any transfer of the Cash Account to a new Cash Account Holder shall not impair or affect the Pledge created hereunder.

8.2.4 Information

Without prejudice to article L.211-20 of the French Code monetaire et financier, the Pledgor shall procure, upon the occurrence of an Event of Default, that the Securities Account Holder or the Cash Account Holder provides to Notes Foreign Collateral Agent, upon demand, any such information, reports and records as the Notes Foreign Collateral Agent may require in respect of the Securities Account or the Cash Account as relevant, and the Pledgor shall sign all documents and take all actions necessary in relation thereto.

9.	EFFECTIVENESS OF COLLATERAL

9.1 No Waiver

No failure to exercise, nor any delay in exercising, on the part of the Notes Foreign Collateral Agent, any right, power or remedy of the Notes Foreign Collateral Agent provided by this Agreement or by law shall operate as a waiver, nor shall any single or partial exercise of that right, power or remedy prevent any further or other exercise of that or any other right, power or remedy of the Notes Foreign Collateral Agent provided by this Agreement or by law.

9.2 Illegality, Invalidity, Unenforceability

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

9.3 Additional security

The Pledge is in addition to, and is not in any way prejudiced by, any other security now or hereafter held by the Notes Foreign Collateral Agent to secure all or part of the Secured Obligations. The Notes Foreign Collateral Agent shall not be obliged, before exercising any rights conferred on it by this Agreement or by law, to exercise or enforce any other rights or security it may have or hold in respect of all or part of the Secured Obligations.

9.4 Amendment to Secured Obligations

The Pledge secures the Secured Obligations as amended from time to time by any amendment agreement to the Credit Agreement, the Secured Notes Indenture or the Intercreditor Agreement, including where such amendment relates to the amount of any facility granted pursuant to the Credit Agreement, or an interest rate. The Pledgor shall at its own cost sign all documents and take all actions necessary to that effect upon request of the Notes Foreign Collateral Agent.

10.	EXPENSES AND INDEMNITY

Any expenses, stamp taxes and indemnity incurred shall be paid with respect to section 5.17.(e) (Costs and Expenses; Indemnities) of the Intercreditor Agreement.

11.	APPLICATION OF PROCEEDS

All moneys received or recovered by the Notes Foreign Collateral Agent pursuant to the Pledge Documents or the powers conferred by it shall (subject to the claims of any person having prior rights thereto) be applied by the Notes Foreign Collateral Agent in accordance with the order of application in section 5.17.(b) (Application of Proceeds) of the Intercreditor Agreement.

12.	ASSIGNMENT

12.1 Permitted Successors

12.1.1 The Pledgor may not assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Pledge Documents.

12.1.2 The Notes Foreign Collateral Agent may assign, transfer, or otherwise dispose of any of, or any interest in its rights and/or obligations under the Pledge Documents to any successor in accordance with the relevant provisions of the Credit Documents.

12.1.3 All the rights, privileges, powers, discretions, actions and authorities of the Notes Foreign Collateral Agent will inure to the benefit of its successors and permitted assignees as contemplated in this Clause and in accordance with the relevant provisions of the Credit Documents.

12.2 Novation

In case of a novation (novation) of the Secured Obligations, the Credit Agreement or any other Credit Documents, the Notes Foreign Collateral Agent expressly maintains, in accordance with article 1278 of the French Code civil, the benefit of the Pledge, which will therefore remain in full force and effect for the benefit of the Notes Foreign Collateral Agent or any successor.

13.	NOTICES

13.1 Communications

Each communication to be made under or in connection with this Agreement shall be made in accordance with section 5.01 (Notices) of the Intercreditor Agreement.

13.2 Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Agreement is:

13.2.1 in the case of the Pledgor, that identified with its name below:

Address:	Barley Mill Plaza 21

4417 Lancaster Pike Wilmington, DE 19805

Attention:	Lisa Pissante, General Counsel

Fax number: (302) 892-5615

With a copy to: U.S. Coatings Acquisition Inc.

Barley Mill Plaza 21 4417 Lancaster Pike Wilmington, DE 19805 Attn: General Counsel

Telephone: (302) 992-2630 Telefax: (302) 892-5615

13.2.2 in the case of the Notes Foreign Collateral Agent, that identified with its name below:

Address:	Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019 USA

Attention:	Vanessa Kurbatskiy

Fax number: +1 (212) 526-5115

13.2.3	in the case of the Securities Account Holder, that identified with its name below:

Address:

Attention: Fax number:	Barley Mill Plaza 21 4417 Lancaster Pike Wilmington, DE 19805

Lisa Pissante, General Counsel (302) 892-5615

or any substitute address, fax number, or department or officer as the Party may notify to the Notes Foreign Collateral Agent pursuant to section 5.01 (Notices) of the Intercreditor Agreement.

13.3 Language

Any notice or other document in the French language provided under or in connection with this Agreement must be accompanied by an English translation if so required by the Notes Foreign Collateral Agent and in this case, the French version will prevail.

14.	GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, French law.

15.	JURISDICTION

15.1 Exclusive jurisdiction

15.1,1 The Tribunal de Commerce de Paris shall have jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence or the validity of the Pledge).

15.1.2 The Parties agree that the French courts are the most appropriate and convenient courts to settle disputes arising out of or in connection with this Agreement and accordingly no Party will argue to the contrary.

The Securities Account Pledge Agreement is signed by its parties on the signature page set out at the end of the document.

Signature Page of the Securities Account Pledge Agreement Signed on 26 April 2013,

in three (3) original copies.

FRANCE COATINGS CO.

The Pledgor

By:	Jean-Claude Bartnicki

Capacity:	President

Signature:	/s/ Jean-Claude Bartnicki

BARCLAYS BANK PLC

The Notes Foreign Collateral Agent

By:	Ann E. Sutton

Capacity:	Director

Signature:	/s/ Ann E. Sutton

DUPONT PERFORMANCE COATINGS FRANCE SAS

The Securities Account Holder

By:	Jean-Claude Bartnicki

Capacity:	President

Signature:	/s/ Jean-Claude Bartnicki